UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 26, 2014

JACKSONVILLE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2014, the Board of Directors (the “Board”) of Jacksonville Bancorp, Inc. (the “Company”) appointed A. Hugh Greene as a new director.  Mr. Greene has not yet been named to serve on any committees of the Board.  Subject to regulatory approval, he will also serve as a director of the Company’s wholly owned subsidiary, The Jacksonville Bank.

The Company issued a press release announcing the appointment of Mr. Greene as director on August 28, 2014, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Greene and any other person pursuant to which he was appointed as director, and there are no related party transactions with respect to Mr. Greene required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated August 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

	By:	/s/ Valerie A. Kendall
	Name:	Valerie A. Kendall
	Title:	Executive Vice President and Chief Financial Officer

Date: August 28, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 28, 2014